CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated September 19, 2012 relating to the August 31, 2012 financial statements of Anchor CNGO Corp.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

LIGGETT, VOGT &WEBB P.A.

Certified Public Accountants

Boynton Beach, Florida

December 31, 2012